Exhibit 10.2

Dated	2008

SHAREHOLDER RESTRICTION DEED

relating to
Diligent Board Member Services, Inc.

DILIGENT BOARD MEMBER SERVICES, INC.
Company

DILIGENT BOARD MEMBER SERVICES, LLC
Shareholder

McDOUALL STUART SECURITIES LIMITED
Lead Manager

CONTENTS

PARTIES		3

INTRODUCTION		3

IT IS AGREED		3

1.	INTERPRETATION	3

2.	CONDITIONS	4

3.	ESCROWED SHARES	4

4.	SHARE TRADING RESTRICTIONS	6

5.	COMPANY CONSENT	7

6.	WARRANTY	7

7.	CONSEQUENCES OF BREACHING THIS DEED	7

8.	NOTICES	8

9.	GENERAL	9

EXECUTION		10

EXHIBIT A ESCROW AGREEMENT		11

Dated	2007

PARTIES

(1)   DILIGENT BOARD MEMBER SERVICES, INC. (“Company”)

(2)   DILIGENT BOARD MEMBER SERVICES, LLC (“the Shareholder”)

(3)   McDOUALL STUART SECURITIES LIMITED (“Lead Manager”)

INTRODUCTION

A.  The Company currently proposes to offer, by way of an Initial public offering, up to 22,000,000 common shares in the Company (“Offer”) and the Company intends to list on the NZSX equity securities market (“Listing”).

B.  The Shareholder is the principal shareholder in the Company prior to the Offer and will continue to hold shares in the Company following the close of the Offer. The Shareholder has agreed that all of the shares held by the Shareholder at the close of the Offer (“Affected Shares”), will be subject to certain restrictions for a specified period from the date of Listing (“Specified Date”) (see clause 4.1), and that all of the shares that the Shareholder shall deliver to escrow will be subject to certain additional restrictions during the period in which the escrowed shares are in the control of the Escrow Agent (see clause 3.1(a)), all as set out in the terms of this Deed.

IT IS AGREED

1. INTERPRETATION

1.1. In this Deed unless the context indicates otherwise:

(a) words importing the singular number include the plural and vice versa;

(b) a reference to a party includes its successors, personal representatives and transferees; and

(c) words and expressions defined in the Securities Act 1978 of New Zealand (the “Act”) and not in this Deed, have the meanings given to them in the Act.

2. CONDITIONS

2.1. This Deed is conditional upon completion of the Listing.

3. ESCROWED SHARES

3.1. Deposit of Shares: Prior to completion of the Offer, the Shareholder shall deposit certificates with blank stock powers attached representing 14,000,000 common shares of the Company (the “Escrow Shares”) with an escrow agent selected by the Company and approved by the Lead Manager (the “Escrow Agent”). The Escrow Shares shall be held by the Escrow Agent during the period commencing on the Specified Date and ending on the date which is 30 days after the date on which the Company makes its preliminary announcement to NZX pursuant to NZSX Listing Rule 10.4 for the financial year ending on 31 December 2008 (the “Escrow Release Date”). The Escrow Agent shall hold the Escrow Shares in accordance with the terms of an escrow agreement in the form attached as Exhibit A (the “Escrow Agreement”) entered into in connection with the offer among the Company, and the Escrow Agent. During the period when the Escrow Shares are in the control of the Escrow Agent:

(a) the Shareholder shall nevertheless continue to be the record shareholder of the Escrow Shares, and the Shareholder shall enjoy voting and dividend rights and all other rights incident to ownership of the Escrow Shares, except the rights to encumber or dispose of the Escrow Shares; and

(b) the Escrow Agent shall have the sole right to dispose of the Escrow Shares and shall act therein in accordance with this Agreement and the Escrow Agreement.

3.2. Share Surrender:

(a) The Company’s revenues are derived from service contracts that require the payment of an initial installation fee plus recurring service fees at rates set forth in the contracts. At a given time, the “Annualized Contract Revenue” consists of the total fees required to be paid to the Company under all its service contracts then in effect for the 12 months immediately following, and assuming that the contracts will remain in full force and effect and are fully paid without set-off or discount throughout the 12-month period. A contract not in writing shall not be counted unless such contract shall have been in effect for at least one year.

(b) This Agreement contemplates the surrender of all or a portion of the Escrow Shares to the Company’s treasury for cancellation, in the event Annualized Contract Revenue as of 31 December 2008 falls below a target amount (“Target Revenue”). In the event the Offer shall have resulted in a total subscription in an amount not less than NZ $24,000,000, the Target Revenue shall be US $10,800,000. If the Offer shall have resulted in a total subscription in an amount less than NZ $24,000,000, Target Revenue shall be reduced in proportion to the shortfall in total subscriptions below NZ $24,000,000. By way of example, if the total subscription amount of the Offer is NZ $18,000,000, a 25% shortfall, the Target Amount shall be reduced by 25%, to US $8,100,000.

(c) As more specifically set forth in the Escrow Agreement, (i) if the Company’s 2008 Annualized Contract Revenue as of 31 December 2008 meets or exceeds the Target Revenue, the Escrow Agent shall deliver all the Escrow Shares to the Shareholder; however, (ii) if the Annualized Contract Revenue as of 31 December 2008 falls below the Target Revenue, then the number of Escrow Shares determined in accordance with the following formula shall be delivered from escrow to the Company’s Treasury for cancellation, and the balance of the Escrow Shares, if any, shall be delivered from escrow to the Shareholder: The number of Escrow Shares (if any, and up to and not exceeding the total of the Escrowed Shares) to be delivered to the Company for cancellation shall be determined by multiplying the total number of the Escrow Shares by a factor of five (5) times the excess of one (1) over the result of dividing the Annualized Contract Revenue, as of 31 December 2008, by the Target Revenue. By way of example, if the Target Revenue is US $10.8 million and the Annualized Contract Revenue as of 31 December 2008 is US $8,640,000, a 20% shortfall below the Target Revenue, 100% of the Escrow Shares shall be delivered to the Company’s treasury for cancellation. If, in the same example, the Annualized Contract Revenue is US $9,720,000, a 10% shortfall below the Target Revenue, then one-half of the Escrow Shares (7,000,000 shares) shall be delivered to the Company for cancellation, and the balance of the Escrow Shares shall be delivered to the Shareholder.

3.3. Exclusive Remedy. The provisions of this clause 3 and the Escrow Agreement set forth the exclusive remedy for the Company, the Lead Manager and any person purchasing shares in the Offer for the Company’s failure to achieve the Target Revenue.

4. SHARE TRADING RESTRICTIONS

4.1. Restriction Period: During the period beginning on the Specified Date and ending on the first anniversary of the Specified Date (the “Restriction Period”), the Shareholder covenants that the Shareholder will not, except as provided in the Escrow Agreement or in that certain Promissory Note and Security Agreement between the Company as lender and DBMS LLC as borrower:

(a) dispose of, or agree or offer to dispose of, any of the Affected Shares or any right or interest in the Affected Shares;

(b) create, or agree or offer to create, any security interest (including the sale or purchase of options or similar financial instruments) in any of the Affected Shares; or

(c) do, or omit to do, any act if the act or omission would have the effect or transferring effective ownership or control of any of the Affected Shares.

4.2. Exceptions: The restrictions described in clause 4.1 are intended to implement the restrictions on transfer of the Company’s shares held by US persons pursuant to Rule 144 and Regulation S of the US Securities and Exchange Commission and the securities laws of the various US states. The clause 4.1 restrictions shall not apply to any proposed disposal, creation of a security interest in, or act or omission which transfers effective ownership or control by a Shareholder (“Transfer”) where the prior written consent of the Company is obtained. The Company shall have the right to refuse consent to such Transfer unless the proposed transferor shall provide an opinion of counsel to the Company, where the counsel selected and the opinion are acceptable to the Company in the exercise of reasonable discretion, indicating that the Transfer is not contrary to US federal or state laws, including but not limited to those cited in this clause 4.2, regarding the transfer of securities.

4.3. Additional steps required to comply: The Company and the Shareholder will take any steps they are able to take that are necessary to enable the other to comply with the terms of this Deed.

5. COMPANY CONSENT

5.1. Where the prior written consent of the Company is required to be obtained under this Deed, such consent must be obtained by and on behalf of directors of the Company who are not interested (by virtue of the definition in the Companies Act 1993 of New Zealand) in this Deed.

6. WARRANTY

6.1. Warranty: The Shareholder warrants to the Lead Manager as at the date of this Deed that the Shareholder is the legal owner of the number of Affected Shares set forth in this Agreement and has not done, or omitted to do any act described in clause 4.1. This warranty is deemed repeated at the commencement of the Restriction Period.

6.2. Breach of warranty: A breach of this warranty is a breach of this Deed.

7. CONSEQUENCES OF BREACHING THIS DEED

7.1. Company to take steps to prevent breach: If it appears to the Lead Manager that the Shareholder is likely to breach this Deed, the Company will, at the direction of the Lead Manager take such reasonable steps as are within its control to prevent the breach, or otherwise to give effect to the terms of this Deed.

7.2. Consequences of breach: If the Shareholder takes any steps in breach of this Deed (including as set out in clause 3.1(a) or clause 4.1) during the pendency of the escrow or the Restriction Period (and without prior written consent given in accordance with clause 4.2 in the case of Affected Shares other than Escrowed Shares):

(a) the Company will take such reasonable steps that are within its control to give effect to the terms of this Deed, or to rectify the matter that has given use to the breach, and shall in consultation with the Lead Manager take such steps as the Lead Manager may require;

(b) the Company will (to the extent reasonably permitted by relevant law) refuse to acknowledge, deal with, accept or register any sale, assignment, transfer or conversion of any of the Affected Shares (this is in addition to other rights and remedies of the Company); and

(c) the Shareholder acknowledges and agrees, in respect of any of the Affected Shares and for as long as any breach of this Deed continues, that the Shareholder will cease to be entitled to any receive any dividends or distributions or to exercise voting rights and that such Shareholder (and any person claiming through him, her or it) hereby waives any rights to claim against the Company or any other person in respect of such rights, provided however that the Company is only required to act (or refuse to act, as appropriate) under this clause 7 when it has actual knowledge of any matter that will give rise to a breach of this Deed and provided also that the Company will not be required to act (or refuse to act, as the case may be) under this Deed where such step or action is inconsistent with the Company’s obligations under the NZSX Listing Rules, the Bylaws of the Company or other relevant law or regulation (whether or not having the force of law).

8. NOTICES

8.1. Notice: Without limiting any other provision of this Deed, the Shareholder will immediately notify the Company and the Lead Manager of any act or omission it is aware of that is or is likely to be inconsistent with the terms of this Deed.

8.2. Form of notice: Each notice or other communication under this Deed is to be in writing, is to be made by facsimile, personal delivery or by post to the addressee at the facsimile number or address, and is to be marked for the attention of the person or office holder (if any), from time to time designated for the purpose by the addressee to the other parties. The initial facsimile number, address and relevant person or office holder of each party is set out under its name at the end of this Deed.

8.3. Notice effective: No communication is to be effective until received. A communication is to be deemed to be received by the addressee:

(a) in the case of a facsimile, on the Business Day on which it is sent or, if sent after 5 pm (in the place of receipt) on a Business Day or, if sent on a non-Business Day, on the next Business Day after the date of sending;

(b) in the case of personal delivery, when delivered; and

(c) in the case of a letter, on the third Business Day after posting by fast post or by airmail.

9. GENERAL

9.1. Contracts (Privity) Act: It is confirmed that for the purposes of the Contracts (Privity) Act 1982 of New Zealand the provisions of this Deed are intended to confer a benefit on all persons who subscribe for shares in the Company pursuant to the Offer and accordingly all of such persons shall have the right to enforce the provisions of this Deed as if they had been expressly named as parties hereto.

9.2. Amendments: This Deed, as it applies to the Shareholder, can only be amended or waived with the prior written consent of the Company, the Lead Manager, where applicable NZX, and the Shareholder.

9.3. Severability: If any term of this Deed is void, unenforceable or illegal, that part shall be severed, however the remainder off these terms shall continue in full force and effect.

9.4. Non-merger of obligations: The rights and obligations of the parties under this Deed do not merge on completion of any transaction contemplated by this Deed.

9.5. No waiver: A party does not waive a right, power or remedy if it fails to exercise or delays in exercising the tight power or remedy. A single or partial exercise of a right, power or remedy does not prevent another or further exercise of that right, power or remedy.

9.6. Counterparts: The parties may enter Into this Deed by signing any number of counterparts each of which will be treated as an original. All of the counterparts taken together will constitute a single document. Copies of the executed Deeds sent by facsimile will be sufficient evidence that an original of the Deed has been executed.

9.7. Governing Law and Jurisdiction: The terms of this Deed are governed by, and construed in accordance with the laws of New Zealand, taking due account of the laws of the United States of America and of the State of Delaware to the extent that the conduct of the Company is governed by such laws.

EXECUTION

EXECUTED as a DEED for and on behalf	)
of DILIGENT BOARD MEMBER	)
SERVICES INC.	)

by its Authorized Signatory / Attorney	)	Signature

[Print Name] in the presence of

Witness signature

Full name

Address

Occupation

Note:

-Person authorized by constitution - signature must be witnessed

-Attorney appointed under s181 Companies Act - signature does not need to be witnessed

EXECUTED as a DEED for and on behalf	)
of DILIGENT BOARD MEMBER	)
SERVICES, LLC	)

by its Authorized Signatory / Attorney	)	Signature

[Print Name] in the presence of

Witness signature

Full name

Address

Occupation

Note:

-Person authorized by constitution - signature must be witnessed

-Attorney appointed under s181 Companies Act - signature does not need to be witnessed

EXECUTED as a DEED for and on behalf	)
of MCDOUALL STUART SECURITIES	)
LIMITED	)
		Director	Director

EXHIBIT A

ESCROW AGREEMENT